Exhibit 99.2

Sensis Holding Limited Interim condensed financial report for the half year ended 31 December 2020 Registered number: 0987242

Sensis Holding Limited

Unaudited Consolidated Income Statement
For the six months ended 31 December 2020

	2020 $’000	2019 $’000

Turnover	115,759	137,480

Cost of printing and digital advertising	(18,656)	(20,972)
Labour expense	(36,404)	(44,576)
Service contracts and other agreements	(1,586)	(2,436)
Information technology costs	(12,318)	(13,366)
Facilities expense	(15,209)	(2,657)
Customer compensation	(2,575)	(1,121)
Promotion and advertising	(1,406)	(2,999)
Bad debts/recovery costs	(942)	(1,671)
Other operating expenses	(6,027)	(5,326)
Profit before interest, tax, depreciation and amortisation	20,636	42,356

Depreciation and amortisation	(18,040)	(19,409)

Profit before interest and tax	2,596	22,947

Other income	(23)	-
Finance income/(cost) (net)	2,940	(2,311)

Profit on ordinary activities before taxation	5,513	20,636

Tax on profit on ordinary activities	(6,953)	(9,972)

(Loss) / Profit for the period	(1,440)	10,664

(Loss) / Profit for the period attributable to:
Non-controlling interest	1,990	5,977
Equity shareholders of the Company	(3,430)	4,687
	(1,440)	10,664

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Sensis Holding Limited

Unaudited Consolidated Statement of Comprehensive Income
For the six months ended 31 December 2020

	2020 $’000	2019 $’000

(Loss) / Profit for the financial period	(1,440)	10,664

Other comprehensive income	-	-

Total other comprehensive income	-	-

Total comprehensive (loss) / income	(1,440)	10,664

Total comprehensive income for the period attributable to:
Non-controlling interest	1,990	5,977
Equity shareholders of the Company	(3,430)	4,687
	(1,440)	10,664

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Sensis Holding Limited

Unaudited Consolidated Balance Sheet
As at 31 December 2020

	At 31 December 2020 $’000	At 30 June 2020 $’000

Fixed assets
Intangible assets	61,931	79,023
Tangible fixed assets	-	-
	61,931	79,023
Current assets
Debtors
– due within one year	87,502	78,752
– due after one year	94,698	90,369
Cash at bank and in hand	49,226	38,416
Stock	1,506	-

Creditors: Amounts falling due within one year	(69,625)	(102,932)
Deferred income	(63,889)	(10,098)

Net current assets	99,418	94,507

Total assets less current liabilities	161,349	173,530

Creditors: Amounts falling due after more than one year	-	(18,740)
Provisions for liabilities	(30,362)	(18,180)
Deferred tax liability	(2,623)	(6,806)

Net assets	128,364	129,804

Capital and reserves
Called-up share capital	120	120
Share Premium	45,248	45,248
Profit and loss account	3,890	7,320

Shareholders’ funds	49,258	52,688

Non-controlling interest	79,106	77,116

Total capital employed	128,364	129,804

The consolidated financial statements of Sensis Holding Limited were approved by the board of directors and authorised for issue on 13 May 2021.

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Sensis Holding Limited

Unaudited Consolidated Statement of Changes in Equity
For the six months ended 31 December 2020

	Equity attributable to equity shareholders of the Company
	Called-up share capital $’000	Share Premium $’000	Merger Reserve $’000	Profit and loss account $’000	Sub-total $’000	Non-controlling interest $’000	Total $’000

At 1 July 2019	120	45,248	11,702	(52,634)	4,436	67,014	71,450
Total comprehensive income	-	-	-	4,687	4,687	5,977	10,664
Dividends paid on equity shares	-	-	-	-	-	-	-
At 31 December 2019	120	45,248	11,702	(47,947)	9,123	72,991	82,114

At 1 July 2020	120	45,248	11,702	(4,382)	52,688	77,116	129,804
Total comprehensive (loss) / income	-	-	-	(3,430)	(3,430)	1,990	(1,440)
Dividends paid on equity shares	-	-	-	-	-	-	-
At 31 December 2020	120	45,248	11,702	(7,812)	49,258	79,106	128,364

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Sensis Holding Limited

Unaudited Consolidated Cash Flow Statement
For the six months ended 31 December 2020

	Note	2020 $’000	2019 $’000

Net cash flows from operating activities	3	27,326	65,954

Cash flows from investing activities
Payments for capital expenditures		(948)	(2,774)

Net cash flows used in investing activities		(948)	(2,774)

Cash flows from financing activities
Interest paid		(463)	(3,582)
Repayment of borrowings	5	(14,490)	(47,413)
Settlement of forward exchange contracts		(615)	2,420
Loans to shareholder		-	(900)

Net cash flows used in financing activities		(15,568)	(49,475)

Net increase in cash and cash equivalents		10,810	13,705

Cash and cash equivalents at beginning of period		38,416	10,579

Cash and cash equivalents at end of period		49,226	24,284

Reconciliation to cash at bank and in hand:
Cash at bank and in hand		49,226	24,284

Cash and cash equivalents		49,226	24,284

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

Directors’ responsibilities statement

The directors are responsible for preparing the condensed financial statements in accordance with applicable accounting standards. The directors have elected to prepare the condensed financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). In preparing these financial statements, the directors confirm that to the best of their knowledge the condensed set of financial statements give a true and fair view of the assets, liabilities, financial position and profit or loss of Sensis Holding Limited.

1.         Basis of preparation and accounting policies

The condensed consolidated interim financial statements (the ‘Interim financial report’) comprise the unaudited consolidated results of Sensis Holding Limited and its subsidiaries (collectively, the ‘Group’) for the six months ended 31 December 2020.

This interim financial report:

●	has been prepared in accordance with Financial Reporting Standards 104 “Interim Financial Reporting” (FRS 104) as issued by the Financial Reporting Council;
●
is presented on a condensed basis as permitted by FRS 104 and therefore does not include all disclosures that would otherwise be required for a full financial report and should be read in conjunction with the Group’s annual report for the year ended 30 June 2020;

●
applies the same accounting policies, presentation and methods of calculation as those followed in the preparation of the Group’s consolidated financial statements for the year ended 30 June 2020, which were prepared in accordance with Financial Reporting Standard 102 (FRS 102) issued by the Financial Reporting Council;

●	is presented in Australian dollars with values rounded to the nearest $’000 unless otherwise stated;
●	were approved by the Board of Directors on 13 May 2021.

Review of the business

The principal activity of the Company was that of a holding company. The principal activity of the Group was the operation of a directories and advertising business, which includes print directories, digital directories, digital display advertising and business information services. The Group operates in two principal areas of activity, being Yellow Pages and White Pages. The Group operates within a single geographical market, being Australia.

During the period, the Group exited one floor of its Melbourne office and two floors in the Liverpool Street property, which resulted in an onerous lease provision being recognised in provision for liabilities of $12.7 million.

Principal risks and uncertainties

The principal risks and uncertainties facing the Group are broadly grouped as competitive/technological risks and financial instrument risks:

►	Competitive/technological risks
►	Financial instrument risks
►	Cash flow risk
►	Credit risk
►	Liquidity risk
►	Covid-19 risk

These remain consistent with the principal risks and uncertainties at 30 June 2020 and should be read in conjunction with the disclosure in the Group’s consolidated financial statements for the year end 30 June 2020.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

Going concern

The Group’s financial statements have been prepared on a going concern basis, which contemplates continuity of normal business activities and realisation of assets and settlement of liabilities in the normal course of business.  As at 31 December 2020, the Group had a net asset position of $128.4 million and net current assets of $99.4 million.

The Group’s forecasts and projections, taking account of reasonably possible changes in trading performance, show that the Group will be able to operate within the level of its current facility. The Directors note the global COVID-19 pandemic and the resulting adverse economic impacts has caused uncertainty in the economic environment.  The Group has reforecast its Annual Operating Plan for the next 12 months. The reforecast, which is the basis of the preparation of the 12 month cashflow through until 30 June 2022 includes management’s expected downturn in revenue, as well as the offsetting benefits in cash flow as a result of management’s continued effort to implement cost saving initiatives and maintain a strong EBITDA and cash flow margin. This includes an average reduction of 18% in cash inflows for the year to June 2022 reflecting a 15% fall in revenues compared to the year to June 2021 and offset with a significant reduction in income tax outflows. Under this scenario, the Group and its related entities will have access to adequate funds to meet its debts as and when they fall due.

The Group has sufficient financial resources through parent entity funding. As a consequence, the directors believe that the Group is well placed to manage its business risks successfully despite the expected continued decline in print revenue.

After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis of accounting in preparing the annual financial statements.

2.         Financial instruments

The carrying values and fair values of the Group’s financial assets and financial liabilities are materially the same. The methods and assumptions used to estimate the fair value of financial instruments are as follows:

Cash

The carrying amount is fair value due to the liquid nature of these assets.

Debtors and creditors

Due to the short-term nature of these financial rights and obligations, their carrying amounts are considered reasonable approximations of their fair values.

Interest-bearing liabilities

For interest bearing liabilities fair value is based on discounting expected future cash flows at market rates.

The best evidence of fair value is a quoted price for an identical asset in an active market.  When quoted prices are unavailable, the price of a recent transaction for an identical asset provides evidence of fair value as long as there has not been a significant change in economic circumstances or a significant lapse of time since the transaction took place.  If the market is not active and recent transactions of an identical asset on their own are not a good estimate of fair value, the fair value is estimated by using a valuation technique.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

3.         Cash flow statement

Reconciliation of operating (loss) / profit to cash generated by operations:

	Six months ended 31 December
	2020 $’000	2019 $’000
Net (loss) / profit after tax from total operations	(1,440)	10,664
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation & amortisation expense	18,040	19,409
Finance costs	1,350	6,296
Income tax expense	6,953	9,972
Finance income	(4,330)	(3,933)

Movement in working capital
Increase in trade and other receivables	(10,524)	(17,593)
Increase in stocks	(1,506)	(1,294)
Decrease in other assets	1,773	4,048
Increase in creditors	(5,008)	(5,831)
Increase in provisions	12,224	4,748
Increase in deferred revenue	53,791	73,744
Decrease in other liabilities	(4,440)	(6,895)
Interest received	2	-
Income tax paid	(39,559)	(27,381)

Cash generated by operations	27,326	65,954

4.         Related party transactions

Transactions with related entities

The Group is party to the following transactions with Telstra Corporation Limited (Telstra), who holds a 30% interest in Project Sunshine I Pty Limited, a subsidiary related party of the Group. All transactions are entered into at arm’s-length prices:

►	Provision of telecommunication services by Telstra to the Group.
►	Provisions of advertising services to Telstra by the Group.
►	Provisions for transitional services by Telstra for the Group.

In addition, certain transactions and balances were entered into in respect of the separation of Sensis Pty Ltd, a subsidiary related party of the Group, from the shareholding held by Telstra. These include the provision of certain services previously provided by Telstra shared services and receipts obtained and payments made in respect of the Share Purchase Agreement entered into between Project Sunshine IV Pty Limited and Telstra for the sale of 100% of the share capital of Sensis Pty Ltd.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

As at reporting date, the Group had amounts receivable from / payable to Telstra as follows:

	2020 $’000	2019 $’000
Amounts receivable	8,909	11,021
Amounts payable	(6,395)	(6,773)

In addition, during the six months to 31 December 2020, the Group paid a fee for corporate and advisory services (and certain costs related thereto) to Platinum Equity Advisors, LLC an affiliate of the Company’s ultimate shareholders. Fees for such services (and related costs) for the six months to 31 December 2020 were $3.50 million (six months to 31 December 2019: $3.66 million).

As at 31 December 2020, the Group had a loan receivable from Telstra, of $94.7 million (30 June 2020: $90.4 million).

Other than the transactions described above and those disclosed elsewhere in this financial report, there have been no other material transactions or balances held with related parties during the period.

5.         Borrowings

During the six months to 31 December 2020, the Group made no drawdowns on the term loan facility (31 December 2019: $2.1 million). During the period Telstra made no drawdowns on the loan facility (31 December 2019: $0.9 million).

Debt repayments during the six months to 31 December 2020 were $15.1 million (31 December 2019: $47.4 million).

6.         Subsequent events

On 23 February 2021, Project Sunshine I Pty Ltd declared a A$100 million fully franked dividend to its shareholders Sensis Holding Limited and Telstra Corporation Limited based on the 70 / 30 shareholder split. This was recognised as an intercompany loan payable from Project Sunshine I Pty Ltd to Sensis Holding Limited on the same terms as pre-existing loans.

On 24 February 2021, Project Sunshine I Pty Ltd executed a deed of debt forgiveness with Telstra Limited to extinguish intercompany receivable amount of A$96.1 million. This transaction was undertaken to facilitate the subsequent disposal of the net assets of the Group related to the non-controlling shareholder, being Telstra Limited.

On 1 March 2021 Thryv Australia Pty Ltd, an Australian proprietary limited company and wholly-owned subsidiary of Thryv Holdings Inc., acquired 100% of the issued share capital of Sensis Holdings Limited and 100% of the issued share capital of Sunshine NewCo Pty Ltd.  Thryv Holdings Inc paid consideration of approximately A$278 million in cash to acquire all of the issued and outstanding equity interests of (i) Sunshine NewCo Pty Ltd, an Australian proprietary limited company, and its subsidiaries and (ii) Sensis Holding Limited, a private limited company, which is incorporated under the laws of England and Wales, and its subsidiaries.

Other than the aforementioned matter, there has not been any matter or circumstance occurring subsequent to the end of the financial year that has significantly affected, or may significantly affect, the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

7.         Summary of significant differences between UK GAAP and U.S. GAAP

The consolidated financial statements of the Group have been prepared in accordance with generally accepted accounting policies in the United Kingdom (UK GAAP), which differ in certain significant respects from generally accepted accounting policies in the United States (U.S. GAAP). A description of the differences and their effects on net income are set out below as of the six months ended December 31, 2020 and December 31, 2019, respectively, and the effects on shareholders’ equity as at December 31, 2020 and June 30, 2020, respectively.

Description of differences between UK GAAP and US GAAP

a.	Revenue from contracts with customers

Under UK GAAP, revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty.

Under US GAAP, revenue is recognised when or as performance obligations are satisfied by transferring control of a promised good or service to a customer. Control either transfers over time or at a point in time, which affects when revenue is recorded. Judgment might be needed in some circumstances to determine when control transfers. Various methods can be used to measure the progress toward satisfying a performance obligation when revenue is recognised over time. The difference in the timing of revenue recognition results in an decrease in net income of $65 thousand and $13 thousand at 31 December 2020 and 31 December 2019, respectively, which also resulted in a decrease of $419 thousand and an increase of $604 thousand to consolidated shareholders’ equity at 31 December 2020 and 30 June 2020, respectively.

	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Turnover	(2,640)	(1,134)
Customer compensation	2,575	1,121
	(65)	(13)

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Debtors: Due within one year	(11,799)	(5,119)
Creditors: Amount falling due within one year	(999)	536
Deferred income	12,379	5,187
	(419)	604

b.	Leases

Under UK GAAP, the Group has classified all leases for which it is the lessee as operating leases on the basis substantially all the risks and rewards incidental to ownership are not transferred. Rentals payable are charged to profit and loss on a straight line basis over the lease term.

 Upon adoption of ASC 842, Leases, under US GAAP, lessee classifies a lease as either finance or operating. A lease liability and right of use asset are recognised on the balance sheet. The leases were classified as operating leases under US GAAP. The lease liability is measured at the present value of lease payments that are not paid at commencement and discounted using the interest rate implicit in the lease, if that rate can be readily determined, otherwise using the incremental borrowing rate. The right-of-use asset is recognized on the balance sheet and is measured as the initial amount of the lease liability, plus any lease payments and initial direct costs incurred, minus any lease incentives received. Interest and amortisation expenses are recognised for finance leases,

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

while only a single lease expense is recognised for operating leases, typically on a straight-line basis. The difference in the models resulted in an increase to net income of $1,634 thousand for the six months to 31 December 2020 (six months to 31 December 2019: $648 thousand decrease) and an increase to consolidated shareholder’s equity at 31 December 2020 of $1,197 thousand (at 30 June 2020: $1,224 thousand decrease). An impairment expense amounting to $8,648 thousand was recorded during the six months ended 31 December 2020, which is included in the adjustment to facilities expense. The following line items in the financial statements were adjusted:

	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Facilities expense	1,434	(658)
Other operating expenses	25	10
Finance costs (net)	34	-
Depreciation and amortisation	141	-
	1,634	(648)

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Tangible Fixed assets	10,788	20,671
Debtors: Due after one year	236	192
Creditors: Amount falling due within one year	(8,557)	(6,373)
Creditors: Amount falling due after one year	(17,869)	(22,633)
Provisions for liabilities	16,599	6,919
	1,197	(1,224)

c.	Long service leave and annual leave provision

Under UK GAAP, the liabilities for annual leave and long service leave is recognised and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturity and currencies that match, as closely as possible, the estimated future cash outflows.

Under US GAAP, the liabilities are recognised and measured at the value of the total amount to be paid and are not discounted. The adjustments for long service leave amounted to $357 thousand and $500 thousand as increases to profit in six months to 31 December 2020 and 31 December 2019, respectively and increases shareholders’ equity $357 thousand and $395 thousand at 31 December 2020 and 30 June 2020, respectively. The annual leave adjustment resulted in increases to profit in the six months to 31 December 2020 and 31 December 2019 amounting to $515 thousand and $154 thousand respectively, and increases shareholders’ equity $515 thousand and $176 thousand at 31 December 2020 and 30 June 2020, respectively.

Long service leave	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Labour expense	357	500
	357	500

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Provisions for liabilities	357	395
	357	395

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

Annual leave provision	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Labour expense	515	154
	515	154

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Provisions for liabilities	515	176
	515	176

d.	Make good provision

The Group is required to restore the leased premises of its office premises to their original condition at the end of the respective lease terms. Under UK GAAP the amount of the provision to be recognised will be the best estimate of the expenditure required to settle the present obligation at reporting date. The provision is discounted, using the current discount rate, to reflect the present value of the expenditures where the time value of money is material. Make good provision is utilised over the life of the lease.

Under US GAAP an asset retirement obligation is discounted using the specific discount rate for the historical period when the provision was first assumed. The discount rate is not updated in subsequent periods. However, where the future expected costs increase, the current discount rate is used for the incremental costs. The impact amounted to a $7 thousand decrease and a $223 thousand increase in profit in the six months ended 31 December 2020 and 31 December 2019, respectively and a $7 thousand decrease and $66 thousands increase in shareholders’ equity at 31 December 2020 and 30 June 2020, respectively.

	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Finance costs (net)	(7)	223
	(7)	223

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Due after one year	(66)	(7)
Provisions for liabilities	59	73
	(7)	66

e.	Capitalised financing costs

Under UK GAAP the Group capitalised certain transaction costs related to a modification of the Group’s syndicated facility agreement that occurred in 2017.

Under US GAAP the amendment would have been treated as a debt modification, in which fees paid to third parties would have been expensed instead of capitalised. This adjustment derecognises the costs paid to third parties and reverses the amortisation expense recognised in the periods presented. The adjustment amounted to increases to profit $80 thousand and $495 thousand for the six months ended 31 December 2020 and at 31 December 2019, respectively, and an increase in shareholders’ equity of $19 thousand and $99 thousand at 31 December 2020 and 30 June 2020, respectively.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Finance costs (net)	80	495
	80	495

	December 31, 2020	June 30, 2020
Shareholders’ equity: increase/(decrease)
Creditors: Amount falling due after one year	19	99
	19	99

f.	Telstra loan

Under UK GAAP, a receivable from a shareholder is recognised if the Group has a contractual right to receive cash or another financial asset. However, under US GAAP, public companies are required to record notes or other receivables from a parent or another affiliate as contra-equity. This adjustment reclasses the shareholder loan and associated accrued interest receivable from an asset to contra-equity.  The adjustment amounted to $4,330 thousand and $3,978 thousand as decreases in profit for six months to 31 December 2020 and 31 December 2019, respectively for the income statement, and decreases of $94,698 thousand and $90,369 thousand in consolidated shareholders’ equity at 31 December 2020 and 30 June 2020, respectively.

	December 31, 2020	December 31, 2019
Net income: increase/(decrease)
Finance costs (net)	(4,330)	(3,978)
	(4,330)	(3,978)

Shareholders’ equity: increase/(decrease)	December 31, 2020	June 30, 2020
Debtors: Due after one year	(94,698)	(90,369)
	(94,698)	(90,369)

g.	Financial assets impairment

Under UK GAAP debtors and creditors with no stated interest rate and receivable or payable within one year are recorded at transaction price. Any losses arising from impairment are recognised in the income statement in ‘Bad debts / recovery costs / doubtful debts.’

Under US GAAP, the Current Expected Credit Loss (“CECL”) model is applied to determine impairments of financial assets. The CECL model requires that all losses are projected over the life of the loan, and require the use of forward and backward-looking information to project losses. The adjustment amounted to a $614 thousand decrease to net income for six months ended 31 December 2020 and $3,207 decrease to shareholders’ equity as at 31 December 2020. No adjustment was required for the period to 31 December 2019 or 30 June 2020.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

December 31, 2020
Net income: increase/(decrease)
Doubtful Debts	(614)
(614)
Shareholders’ equity: increase/(decrease)
Provision for Doubtful Debts	(3,207)
(3,207)

h.	Income taxes

The tax effects of the adjustments described above is calculated as an adjustment to consolidated net income and shareholder’s equity.

i.	Non-controlling interest

Non-controlling interest (NCI) is adjusted by a 30% allocation of the income statement impact to Telstra.

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Sensis Holding Limited

Unaudited Condensed notes to the consolidated financial statements
For the six months ended 31 December 2020

Significant adjustments to consolidated net income

The significant adjustments to consolidated net income for the six months ended 31 December 2020 and 2019 which would be required if U.S. GAAP had been applied, instead of UK GAAP, in the consolidated financial statements are set out below:

	Note	2020 $’000	2019 $’000
Net income according to the consolidated income statement prepared under UK GAAP		(1,440)	10,664
U.S. GAAP adjustments — increase/(decrease) due to:
Digital revenue timing of recognition	a	(65)	(13)
Leases	b	1,634	(648)
Long service leave	c	357	500
Annual leave	c	515	154
Make good provision	d	(7)	223
Capitalised financing costs	e	80	495
Telstra loan	f	(4,330)	(3,978)
Current expected credit loss on trade receivables	g	(614)	-
Income taxes	h	968	650
		(1,462)	(2,617)
Non-controlling interest	i	(1,551)	(5,192)
Net income in accordance with U.S. GAAP attributable to the Equity shareholders of the Company		(4,453)	2,855

Significant adjustments to consolidated shareholders’ equity

The significant adjustments to consolidated shareholders’ equity as at 31 December 2020 and as at 30 June 2020 which would be required if U.S. GAAP had been applied, instead of UK GAAP, in the consolidated financial statements are set out below:

	Note	At 31 December 2020 $’000	At 30 June 2020 $’000
Shareholders’ equity according to the consolidated balance sheet prepared under UK GAAP		128,364	129,804

U.S. GAAP adjustments — increase/(decrease) due to:
Digital revenue timing of recognition	a	(419)	604
Leases	b	1,197	(1,224)
Long service leave	c	357	395
Annual leave	c	515	176
Make good provision	d	(7)	66
Capitalised financing costs	e	19	99
Telstra loan	f	(94,698)	(90,369)
Current expected credit loss on trade receivables	g	(3,207)	-
Income taxes	h	1,347	2,118
		(94,896)	(88,135)
Non-controlling interest	i	(78,667)	(75,081)
Shareholders’ equity in accordance with U.S. GAAP		(45,199)	(33,412)

Significant adjustments to consolidated statement of cash flows

No significant adjustments were required to the consolidated statement of cash flow if U.S. GAAP had been applied instead of UK GAAP, with the exception of interest paid being classified as a financing activity under UK GAAP and as an operating activity under U.S. GAAP, amounting to $463 thousand and $3,582 thousand for the six months ended December 31, 2020 and December 31, 2019 respectively.

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